Exhibit 3.1

Delaware
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “IMMUCELL CORPORATION”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF JUNE, A.D. 2018, AT 12:51 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2117088 8100 SR# 20185210180	Authentication: 202904101 Date: 06-18-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 12:51 PM 06/18/2018 FILED 12:51 PM 06/18/2018 SR 20185210180 - File Number 2117088	CERTIFICATE OF AMENDMENT OF CERTIFICAIE OF INCORPORATION
OF IMMUCELL CORPORATION

IMMUCELL CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That resolutions of the Board of Directors of ImmuCell Corporation were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that said amendment be considered at the next annual meeting of the stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED:	That this Board of Directors hereby declares it advisable that the Certificate of Incorporation of the Corporation be amended by deleting paragraph FOURTH thereof in its entirety and substituting therefore the following:

“FOURTH. The total number of shares which the corporation shall have authority to issue is 11,000,000 shares of common stock with a par value of $0.10 per share.”

and that the foregoing proposed amendment be considered at the next annual meeting of the stockholders of the Corporation.

SECOND: That thereafter, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of aforesaid amendment.

THIRD: That said amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, ImmuCell Corporation has caused this Certificate to be signed by Michael F. Brigham, its President and Secretary, this 18th day of June, 2018.

IMMUCELL CORPORATION

By:	/s/ Michael F. Brigham
Michael F. Brigham
President and Secretary